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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), January 10, 2003

COGNOS INCORPORATED
(Exact name of registrant as specified in its charter)

Canada
_______________________________________
(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9
_______________________________________
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440
_____________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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COGNOS INCORPORATED

INDEX

		PAGE
Item 2.	Acquisition or Disposition of Assets	3
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
	a) Financial Statements of Business Acquired
	Audited Consolidated Financial Statements of Adaytum, Inc. for the year ended December 31, 2001 and Independent Auditor's Report	4
	Unaudited Consolidated Financial Statements of Adaytum, Inc. for the nine months ended September 30, 2002 and September 30, 2001	28
	b) Pro Forma Financial Information	35
	c) Exhibits	42
Signatures		43

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Item 2.    Acquisition or Disposition of Assets.

        On January 10, 2003, pursuant to the Agreement and Plan of Reorganization dated as of December 19, 2002 (the “Merger Agreement”), by and among Cognos Incorporated (“Cognos”), a Canadian corporation, Cognos Corporation (“US Sub”), a Delaware corporation and a wholly-owned subsidiary of Cognos, Argon Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of US Sub, and Adaytum, Inc. (“Adaytum”), a Delaware corporation, Cognos completed its acquisition of Adaytum. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Adaytum with Adaytum continuing as the surviving corporation as a wholly-owned subsidiary of US Sub (“the Merger”). The aggregate merger consideration was approximately U.S. $157.1 million, paid in cash. Additionally, in connection with the Merger, Cognos assumed certain stock options issued pursuant to Adaytum’s stock option plan, which became options to purchase approximately 860,000 shares of Cognos common shares. The consideration for and the other terms and conditions of the Merger were determined by arms-length negotiations between Cognos and Adaytum. Adaytum offers planning and performance management solutions for business and public sector organizations.

        The Merger was approved by the Board of Directors of Cognos and Adaytum, as well as the shareholders of Adaytum, and applicable regulatory waiting periods have lapsed.

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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired

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Independent Auditors’ Report

The Board of Directors and Stockholders
    Adaytum, Inc.:

We have audited the accompanying consolidated balance sheet of Adaytum, Inc. (formerly Adaytum Software, Inc.) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adaytum, Inc. as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Minneapolis, Minnesota
April 5, 2002, except as to notes 8(h) and 13, which are as of April 24, 2002

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ADAYTUM, INC.
Consolidated Balance Sheet
December 31, 2001
(in thousands, except for share and per share amounts)

Assets
Current assets:
Cash and cash equivalents	$ 3,867
Accounts receivable, net	11,565
Other current assets	1,760

Total current assets	17,192
Property and equipment, net	3,989
Intangible assets	7,288

Total assets	$ 28,469

Liabilities, Convertible Redeemable Preferred Stock,
and Stockholders' Deficit
Current liabilities:
Line of credit	$ 1,826
Current portion of long-term debt	1,369
Accounts payable	1,706
Accrued expenses	3,935
Deferred revenue	8,518

Total current liabilities	17,354
Long-term debt, less current portion	239

Total liabilities	17,593

Commitments

Convertible redeemable preferred stock:
Series B, convertible redeemable preferred stock; $0.01 par value. 4,350,000 shares authorized; 4,322,035 shares issued and outstanding, net of unamortized issuance costs, with a liquidation preference of $5,100	4,942
Series C, convertible redeemable preferred stock; $0.01 par value. 2,750,100 shares authorized; 2,750,091 shares issued and outstanding, net of unamortized issuance costs, with a liquidation preference of $8,100	8,076
Series D, convertible redeemable preferred stock; $0.01 par value. 2,049,624 shares authorized, issued, and outstanding, net of unamortized issuance costs, convertible into 2,795,269 common shares, with a liquidation preference of $17,527	17,495
Series E, convertible redeemable preferred stock; $0.01 par value. 1,595,000 shares authorized; 1,594,896 shares issued and outstanding, net of unamortized issuance costs, with a liquidation preference of $10,000	9,934
Series F, convertible redeemable preferred stock; $0.01 par value. 1,179,815 shares authorized, issued, and outstanding, net of unamortized issuance costs and original issue discount of related warrants, with a liquidation preference of $22,192	6,552

Total convertible redeemable preferred stock	46,999

Stockholders' deficit:
Series A convertible preferred stock; $0.01 par value. 1,544,000 shares authorized, issued, and outstanding	15
Common stock, $0.01 par value. 50,000,000 shares authorized; 11,647,662 shares issued and outstanding	117
Additional paid-in capital	16,309
Deferred stock-based compensation	(4,874)
Stock subscription receivable	(240)
Accumulated deficit	(46,995)
Accumulated other comprehensive loss	(455)

Total stockholders' deficit	(36,123)

Total liabilities, convertible redeemable preferred stock, and stockholders' deficit	$ 28,469

See accompanying notes to consolidated financial statements.

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ADAYTUM, INC.
Consolidated Statement of Operations
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

Revenues:
License	$ 25,061
Service and maintenance	26,148

Total revenues	51,209

Cost of revenues:
License	958
Service and maintenance (1)	13,612

Total cost of revenues	14,570

Gross profit	36,639

Operating expenses:
Sales and marketing (2)	30,833
Research and development (2)	6,607
General and administrative (2)	5,120
Nonrecurring charges	721
Amortization of intangible assets	2,216
Stock-based compensation	3,607

Total operating expenses	49,104

Loss from operations	(12,465)

Other income (expense):
Interest income	159
Interest expense	(784)

Total other income (expense)	(625)

Net loss	(13,090)
Accretion on preferred stock and warrants	210

Net loss applicable to common stockholders	$ (13,300)

Basic and diluted net loss per common share	$ (1.16)

Shares used in computing basic and diluted net loss per common share	11,489,006

(1) Includes noncash, stock-based compensation	$ 352

(2) Excludes noncash, stock-based compensation as follows:
Sales and marketing	$ 3,243
Research and development	182
General and administrative	182

$ 3,607

See accompanying notes to consolidated financial statements.

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ADAYTUM, INC.
Consolidated Statement of Stockholders’ Deficit
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

	Series A convertible preferred stock		Common stock

	Shares	Amount	Shares	Amount	Additional paid-in capital	Deferred stock-based compensation	Stock subscription receivable	Accumulated deficit	Cumulative translation adjustment	Total stockholders' deficit	Comprehensive loss

Balance at December 31, 2000	1,544,000	$15	11,286,864	$113	14,877	(8,833)	(95)	(33,905)	(189)	(28,017)
Exercise of stock options	--	--	306,830	3	359	--	--	--	--	362
Shares issued for services	--	--	53,968	1	338	--	--	--	--	339
Accretion on preferred stock	--	--	--	--	(80)	--	--	--	--	(80)
Accretion of Series F warrants	--	--	--	--	(130)	--	--	--	--	(130)
Debt issue cost on warrant	--	--	--	--	34	--	--	--	--	34
Warrants issued on Series F investment	--	--	--	--	911	--	--	--	--	911
Amortization of stock-based compensation	--	--	--	--	--	3,959	--	--	--	3,959
Stock subscription receivable	--	--	--	--	--	--	(145)	--	--	(145)
Net loss	--	--	--	--	--	--	--	(13,090)	--	(13,090)	(13,090)
Translation adjustment	--	--	--	--	--	--	--	--	(266)	(266)	(266)

Balance at December 31, 2001	1,544,000	$15	11,647,662	$117	16,309	(4,874)	(240)	(46,995)	(455)	(36,123)	(13,356)

See accompanying notes to consolidated financial statements.

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ADAYTUM, INC.
Consolidated Statement of Cash Flows
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

Cash flows from operating activities:
Net loss	$(13,090)
Noncash adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	1,156
Depreciation and amortization	4,244
Compensation related to common stock, stock options, and warrants	4,298
Interest expense related to warrants	176
Changes in operating assets and liabilities, excluding effect of business combinations:
Accounts receivable	(3,911)
Other assets	(878)
Accounts payable	(1,315)
Accrued expenses	(855)
Deferred revenue	2,603

Net cash used in operating activities	(7,572)

Cash flows from investing activities:
Additions to property and equipment	(1,561)
Purchase of marketable securities	(3,983)
Proceeds from sale of marketable securities	9,462

Net cash provided by investing activities	3,918

Cash flows from financing activities:
Decrease in line of credit	(665)
Proceeds from issuance of long-term debt	400
Payments on long-term debt	(1,206)
Proceeds from exercise of stock options	362
Change in common stock subscription receivable	(145)
Proceeds from sale of Series F preferred stock, net of offering costs	7,323

Net cash provided by financing activities	6,069

Net increase in cash and cash equivalents	2,415
Cash and cash equivalents at beginning of year	1,452

Cash and cash equivalents at end of year	$ 3,867

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$ 609
Supplemental disclosures of noncash investing and financing activities:
Long-term debt incurred for property and equipment	$ 551
Value of warrants issued with debt	34
Accretion of preferred stock and warrants	210
Warrants issued to Series F investors	911

See accompanying notes to consolidated financial statements.

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ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(1)	Description of the Business and Liquidity

Adaytum, Inc. and its subsidiaries (the Company) are principally engaged in the development, marketing, sale, installation, support, and training in the use of Adaytum e.Planning, a web-based enterprise business planning software that allows organizations to plan, track, analyze, and forecast key business activities in a proactive and collaborative manner. Prior to January 1, 2002, the Company name was Adaytum Software, Inc. On January 1, 2002, a wholly owned subsidiary of the Company, Adaytum, Inc., was merged into its parent company, Adaytum Software, Inc. Immediately following this merger, Adaytum Software, Inc. changed its name to Adaytum, Inc.

Effective March 31, 2002, the assets of Adaytum, Ltd., a subsidiary of Adaytum KPS Software, Ltd. (a UK company and subsidiary of Adaytum, Inc.) were transferred to its parent company. Immediately following this transaction, Adaytum KPS Software, Inc. changed its name to Adaytum, Ltd.

The Company is subject to risks and uncertainties common to rapidly growing technology-based companies, including rapid technological change, new product development and acceptance, actions of competitors, dependence on key personnel, international expansion, lengthy sales cycle, volatility of technology stocks, history of losses, negative cash flows, limited operating history, dependence on relationships with third parties, and availability of additional financing.

The Company has sustained losses and negative cash flows from operations and expects these conditions to continue for at least the first three quarters of 2002. At December 31, 2001, the Company had an accumulated deficit of $46,995. The implementation of the Company’s business plan is dependent on sufficient capital.

The Company expects that the $9,214 net proceeds from the April 2002 Series G preferred stock private equity offering (see note 13) will be sufficient to meet its working capital and capital expenditure needs through December 31, 2002. After that, the Company may need to raise additional funds, and it cannot be certain that it will be able to obtain additional financing on favorable terms, if at all. If the Company cannot raise funds, if needed, on acceptable terms, it may be unable to realize its current plans or take advantage of unanticipated opportunities and could be required to slow its growth or reduce its operations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The consolidated financial statements include the accounts of Adaytum, Inc. and its wholly owned subsidiaries operating, and incorporated in: the United States of America the United Kingdom, the Netherlands, Denmark, France, Australia, and Canada. All intercompany accounts and transactions have been eliminated in consolidation.

(b)	Use of Estimates and Reclassifications

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(c)	Cash and Cash Equivalents

The Company considers all liquid instruments purchased with maturity of three months or less to be cash equivalents. The carrying amount of cash equivalents approximates fair value due to the short maturity of these instruments.

(d)	Marketable Securities

The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 addresses the accounting and reporting for investments in fixed maturity securities and for equity securities with readily determinable fair values. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation at each balance sheet date. Available-for-sale securities are carried at fair value as determined by quoted market prices, with unrealized gains and losses, net of tax, reported within a separate component of stockholders’ equity. Interest and dividends on securities classified as available-for-sale are included in interest income. All available-for-sale securities were classified as current assets since they were available for use in the Company’s current operations. The Company had no marketable securities at December 31, 2001.

(e)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Equipment under capital leases is stated at the present value of minimum lease payments less amortization.

Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, ranging from 3 to 5 years. Equipment held under capital leases and leasehold improvements are amortized using the straight line method over the shorter of the lease term or estimated useful life of the asset.

(f)	Intangible Assets

Intangible assets consist primarily of assets related to the acquisition of an Australian distributor (see note 3) and the issuance of preferred shares and warrants to Accenture LLP (see note 4).

(g)	Long-lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. There was no impairment of the value of such assets for any period presented.

(h)	Revenue Recognition

Revenues are derived from licenses of the Company’s software, as well as software maintenance and support, training, and consulting services. The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9.

Revenues derived from software licenses are recognized when both parties sign a license agreement, the fee is fixed or determinable, collection is probable, and delivery of the software has occurred. The Company uses the residual method to recognize revenue when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If evidence of the fair value of the undelivered elements does not exist, all revenue is deferred until sufficient evidence exists or all elements have been delivered.

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ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

Maintenance and support revenues are deferred and recognized ratably over the term of the contract, which is typically 12 months. Revenues from training and consulting services are recognized when the services are performed.

The Company’s allowance for doubtful accounts was $1,310 at December 31, 2001. Bad debt expense of $1,156 is included in general and administrative expense for the year ended December 31, 2001.

(i)	Research and Development

Expenditures for software research and development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility of the software is established. Technological feasibility is determined after a working model has been completed. The Company’s software research and development costs primarily relate to software development during the period prior to technological feasibility and are charged to operations as incurred. There were no costs capitalized during the periods presented.

(j)	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses of approximately $1,280 were charged to operations during the year ended December 31, 2001.

(k)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if the benefits are not likely to be realized.

(l)	Foreign Currency Translation

All assets and liabilities of the Company’s foreign subsidiaries are translated from local currencies to U.S. dollars at period end rates of exchange, while the consolidated statement of operations are translated at the average exchange rates during the period. The functional currencies for the Company’s subsidiaries in the United Kingdom, the Netherlands, Denmark, France, Australia, and Canada are the respective local currencies. Translation adjustments arising from the translation of net assets located outside of the United States of America into U.S. dollars are recorded as a separate component of stockholders’ deficit. Transaction gains or losses on sales to foreign customers which are denominated in their local currencies are recorded in the statement of operations. The Company has not experienced any significant transaction gains or losses.

(m)	Comprehensive Income (Loss)

Comprehensive income includes net income (loss) and items defined as other comprehensive income. Items defined as other comprehensive income, such as foreign currency translation adjustments, are separately classified in the financial statements and the accumulated balance of other comprehensive loss is reported separately from accumulated deficit and additional paid-in-capital in the stockholders’ deficit section of the balance sheet.

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ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(n)	Concentrations of Credit Risks

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, and trade accounts receivable. Cash equivalents are money market funds purchased from one bank which are readily convertible into cash.

The Company grants credit to customers in the ordinary course of business. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers comprising the Company’s customer base and their dispersion across many different industries and geographic areas. No single customer accounted for ten percent or more of total revenues for the periods presented.

(o)	Stock Option Plan

The Company applies the intrinsic value-based method of accounting for stock issued to employees to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

(p)	Net Loss Per Share

Basic and diluted net loss per common share is computed using the net loss applicable to common stockholders and the weighted average number of shares of common stock outstanding. Diluted net loss per common share does not differ from basic net loss per common share since potential shares of common stock from conversion of preferred stock, stock options, and warrants are anti-dilutive for all periods presented. Shares excluded from diluted earnings per share totaled 19,032,937 on December 31, 2001.

(q)	New Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121 and, subsequently, SFAS No. 144 after its adoption.

The Company adopted the provisions of SFAS No. 141 as of July 1, 2001. SFAS No. 142 is effective January 1, 2002. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 continued to be amortized and tested for impairment prior to the full adoption of SFAS No. 142.

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ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

Upon adoption of SFAS No. 142, the Company is required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company will be required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption. If an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

In connection with SFAS No. 142’s transitional goodwill impairment evaluation, the Statement requires the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this, the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. The Company will then have up to six months from January 1, 2002 to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, an indication exists that the reporting unit goodwill may be impaired and the Company must perform the second step of the transitional impairment test. The second step is required to be completed as soon as possible, but no later than the end of the year of adoption. In the second step, the Company must compare the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill, both of which would be measured as of the date of adoption. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to all of the assets (recognized and unrecognized) and liabilities of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company’s statement of operations.

As of the date of adoption of SFAS No. 142, the Company expects to have unamortized goodwill in the amount of $596 and unamortized identifiable intangible assets in the amount of $6,692, all of which will be subject to the transition provisions of SFAS No. 142. Amortization expense related to goodwill was $180 for the year ended December 31, 2001. The identifiable assets will continue to be amortized after adoption of SFAS No. 142. Because of the extensive effort needed to comply with adopting SFAS No. 141 and No. 142, it is not practicable to reasonably estimate the impact of adopting the Statements on the Company’s financial statements at the date of this report, including whether it will be required to recognize any transitional impairment losses as the cumulative effect of a change in accounting principle.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company is required to adopt SFAS No. 144 on January 1, 2002. The Company does not expect that the adoption of SFAS No. 144 will have a material effect on its financial statements.

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ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(3)	Business Combination

On February 29, 2000, the Company acquired all of the outstanding capital stock of Business Budget Management Solutions Pty Limited, a distributor of the Company’s products in Australia and Asia/Pacific, for consideration equal to 267,857 shares of the Company’s common stock. The method of determining this consideration was established in the distribution agreement between the parties entered into in December 1999 and at that time had a market value of approximately $1,290. This acquisition has been accounted for under the purchase method. Accordingly, the purchase price has been allocated to identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with any excess allocated to goodwill. The allocation of purchase price was made to tangible assets acquired of approximately $440, tangible liabilities of approximately $520, and intangible assets. The intangible assets were comprised of customer base of $200, workforce in place of $250, and goodwill of $921. Upon adoption of SFAS No. 142, workforce in place will be reclassified to goodwill. Goodwill is being amortized over a five-year period with the other intangible assets being amortized over a three-year period. Pro forma information has not been included as these acquisitions did not have a material impact on the Company’s results of operations.

(4)	Strategic Alliance

In March 2000, the Company entered into a strategic alliance and marketing agreement with Accenture LLP, formerly Andersen Consulting (Accenture), through August 31, 2005, to jointly promote the Company’s e.Planning product on a global basis. In this relationship, Accenture will be Adaytum’s preferred partner for services related to its financial planning and forecasting software in the governmental and educational markets.

In connection with this agreement, in June 2000, the Company issued 1,365,188 shares of Series D preferred stock to Accenture at $8.55 per share. $2,000 of the issuance price was paid in cash; the remaining $9,674, which represents the difference between the aggregate purchase price and the cash received, was noncash consideration representing the value of having Accenture as a strategic global partner for enterprise business planning solutions in selected vertical markets. The Company also issued to Accenture a warrant to purchase an additional 1,365,188 shares of common stock at $5.00 per share in consideration of the benefits the Company expects to receive in the future as a result of its relationship with Accenture. The warrant has a seven-year life and is exercisable in five years, regardless of Accenture’s performance. However, the achievement of certain revenue goals will accelerate the date on which the warrant can be exercised. There was no legal commitment with respect to an equity investment nor any measurable benefits received under this alliance prior to the consummation of the equity investment in June 2000. Accordingly, the Company did not begin to amortize the related asset and deferred compensation until June 12, 2000.

In September 2000, the Company issued its Series E preferred shares (see note 8) at a price lower than the conversion price of the Series D preferred shares. As a result, the conversion price of the Series D preferred shares was adjusted such that, upon conversion, Accenture received 496,650 additional shares of common stock. Additionally, under the terms of the warrant agreement, the shares of common stock issuable upon exercise of the warrant were reduced by 207,076 shares to 1,158,112 shares (see note 8). The $9,674 of noncash consideration for the shares of Series D preferred stock is reflected as an intangible asset at December 31, 2001. The asset is being amortized using the straight-line over the five-year life of the agreement. Amortization expense of $1,934 is recognized in the year ended December 31, 2001. As of December 31, 2001, the unamortized balance is $6,692 and is included in intangible assets in the accompanying balance sheet.

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ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

The fair value of the warrants granted of $8,291 was calculated using the Black-Scholes valuation model and was recorded as an increase to additional paid-in capital and a corresponding increase to deferred stock-based compensation. The deferred stock-based compensation is being amortized over the shorter of the expected three-year period of benefit or as the warrants become exercisable. Stock-based compensation expense of $2,764 relating to these warrants was recognized in the year ended December 31, 2001. The following assumptions were used for the calculation of the warrant value: dividend yield of 0%, risk-free interest rate of 6.4%, expected life equal to the contractual life of seven years, and volatility of 60%.

(5)	Financial Statement Components

Property and equipment consist of the following:

December 31, 2001

Computer equipment	$5,472
Furniture and fixtures	2,244
Vehicles	342
Leasehold improvements	639

8,697
Less accumulated depreciation and amortization	(4,708)

$3,989

Property and equipment includes assets under capital leases of $3,330 at December 31, 2001. Accumulated amortization totaled $1,806 at December 31, 2001.

Accrued expenses consist of the following:

December 31, 2001

Accrued wages and benefits	$1,417
Accrued VAT/sales taxes	452
Other accrued expenses	2,066

$3,935

(6)	Credit Facilities and Long-Term Debt

(a)	Lines of Credit

In June 2000, the Company entered into a one-year revolving credit facility for $3,000. In June 2001, the credit facility was renewed on an annual basis and increased to $5,000. At December 31, 2001, $1,826 was outstanding and there was $3,174 available for future borrowings under the line of credit. The interest rate for borrowings under the line of credit was 2% over the bank’s usual rate, as defined (aggregating 7.00% at December 31, 2001). This line is secured by domestic accounts receivables, general intangibles, and other assets of the Company, owned now or in the future.

17 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

In connection with the June 2000 revolving credit facility, the Company issued warrants for 51,020 shares of common stock exercisable at $5.86 per share. These warrants expire seven years from date of issuance. Using the fair value method prescribed in SFAS No. 123, the fair value of the warrants was determined to be $269 which is recorded as deferred debt issuance costs and were amortized over the one-year term of the credit facility to interest expense. The following weighted average assumptions were used to calculate the value of the warrants: dividend yield of 0%, risk-free interest rate of 6.5%, expected life of five years, and volatility of 60%.

In connection with the credit facility renewal in June 2001, the Company issued additional warrants for 15,949 shares of common stock exercisable at $6.27 per share. These warrants expire five years from date of issuance. Using the fair value method prescribed in SFAS No. 123, the fair value of the warrants was determined to be $34, which is recorded as deferred debt issuance costs and is being amortized over the one-year renewal term of the credit facility to interest expense. The following weighted average assumptions were used to calculate the value of the warrants: dividend yield of 0%, risk-free interest rate of 4.0%, expected life of five years, and volatility of 100%.

In October 2000, the Company’s United Kingdom subsidiary entered into an accounts receivable factoring agreement which was secured by United Kingdom accounts receivables. At December 31, 2000, $394 was outstanding under this agreement at an interest rate of 2.25% over the usual bank rate, as defined (aggregating 8.25% at December 31, 2000). In August 2001, the United Kingdom subsidiary replaced the factoring agreement with a £500,000 (approximately $750,000) revolving credit facility with Lloyds TSB Bank plc. This facility is secured by an unlimited debenture, an omnibus guarantee, and all of the subsidiary’s accounts receivable. At December 31, 2001, no borrowings were outstanding under this facility.

These lines of credit are due on demand.

(b)	Long-Term Debt

In March 2000, the Company borrowed $290 from a lender. The loan was secured by certain assets of the Company. This note was at an effective rate of 31.25%, with monthly payments through April 2001. Also in March 2000, the Company entered into an equipment financing transaction with the same lender for $375, which was secured by certain assets of the Company. The equipment financing transaction was at an effective rate of 18.91% with monthly payments through April 2001. In connection with these transactions, the Company issued to this lender warrants for 5,674 shares of common stock exercisable at $5.86 per share. These warrants expire seven years from date of issuance. Using the fair value method prescribed in SFAS No. 123, the fair value of the warrants was determined to be $27, which was recorded as an original issue discount and was amortized ratably over the term of the debt to interest expense. The following assumptions were used to calculate the value of the warrants: dividend yield of 0%, risk-free interest rate of 6.5%, expected life equal to the contractual life of seven years, and volatility of 60%.

During 2000, the Company obtained a lease line of $1,500 for the computer equipment needs of the Company. The lease is secured by the equipment leased with the funds. At December 31, 2001, $727 of this lease line was outstanding. The lease line bears interest at 5% over the prime rate in effect at the draw-down date (aggregating 13.5% at December 31, 2001) and each drawing under this line is to be repaid in 30 monthly payments. During 2000, in connection with the lease line, the Company issued warrants for 4,266 and 5,841 shares of common stock exercisable at $5.86 and $8.56 per share, respectively. These warrants expire seven years from date of issuance. Using the fair value method prescribed in SFAS No. 123, the fair value of the warrants was determined to be $63, which is recorded as original issue discount and is being amortized ratably over the term of the line to interest expense. The following assumptions were used to calculate the value of the warrants: dividend yield of 0%, risk-free interest rate of 6.5%, expected life equal to the contractual life of seven years, and volatility of 60%.

18 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

Long-term debt consist of the following:

Equipment note payable; interest at 9% per annum; due in varying monthly
installments through September 2002	$ 122
Installment payment agreement dated August 16, 2001, secured by
collateralized letter of credit, paid in full in February 2002	372
Various notes payable; bearing interest ranging from 12% to 26% per
annum, due within two years	55
Capital leases (note 7)	1,059

1,068
Less current portion	(1,369)

Long-term portion	$ 239

Future maturities of notes payable and long-term debt, excluding capital leases (see note 7), at December 31, 2001 are as follows:

Years ending December 31:

2002	$ 543
2003	6

$ 549

(7)	Lease Commitments

(a)	Capital Leases

The Company leases certain furniture and equipment under leases bearing interest of 14% to 32%, which meet the criteria for capital lease classification. The final capital lease expires September 30, 2004. Future minimum payments for such leases at December 31, 2001 are as follows:

Years ending December 31:

2002	$ 945
2003	279
2004	18

Total minimum lease payments	1,242
Less amount representing interest	(183)

Present value of minimum lease payments	1,059
Less current portion	(826)

Long-term portion	$ 233

19 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(b)	Operating Leases

The Company leases certain equipment and office space under operating leases through April 2013. Rent expense under all operating leases was approximately $2,361 in the year ended December 31, 2001. Future minimum operating lease commitments in effect at December 31, 2001 are as follows:

Years ending December 31:

2002	$ 2,484
2003	2,165
2004	2,204
2005	1,998
2006	2,002
Thereafter	895

$ 11,568

(8)	Convertible Redeemable Preferred Stock and Stockholders’ Deficit

The total number of shares of stock that the Company is authorized to issue is 70,000,000, of which 50,000,000 shares are designated as common stock and 20,000,000 shares are designated as preferred stock.

(a)	Convertible Redeemable Preferred Stock and Convertible Preferred Stock

The Series A, Series B, Series C, and Series E preferred shares are convertible, at the option of the holder, into common stock on a share-for-share basis, subject to adjustments for certain future events. The Series D preferred shares are convertible into 1.36 shares of common stock for each share of preferred stock, subject to adjustment for certain events. Series F preferred shares are convertible on a share-for-share basis if the Company executes an underwritten public offering for more than $12.00 per share or no underwritten public offering event occurs, subject to adjustments for certain events. In the event the Company executes an underwritten public offering for less than $12.00 per share, then the Series F preferred shares are convertible into 1.25 shares of common stock for each share of preferred stock, subject to adjustment for certain events.

Dividends are payable to the holders of Series A, Series B, Series C, Series D, Series E, and Series F preferred shares out of funds legally available for dividends if and when declared by the board of directors. No dividends can be paid to common shareholders unless the dividend is allocated among the holders of Series A, Series B, Series C, Series D, Series E, and Series F preferred shares and the holders of the common shares based on the amount of investment in the Company represented by each such class. No dividends have been declared on the preferred shares.

At December 31, 2001, the Series A, Series B, Series C, Series D, Series E, and Series F preferred shares are convertible into a minimum of 14,186,107 shares of common stock, subject to adjustments for certain future events, and will automatically convert into common shares if the Company issues common shares in an underwritten public offering with an offering price of at least $9.00 per share with gross proceeds to the Company of at least $20 million.

Voting rights for the Series A, Series B, Series C, Series D, Series E, and Series F preferred shares are on an “as if converted to common stock” basis. With regard to board of director seats, the holders of the Series B and Series C, voting together as a class, shall be entitled to elect one director of the Company. The Series D preferred voting as a separate class shall be entitled to elect one director of the Company, the Series E voting as a separate class shall be entitled to elect one director of the Company, the common shareholders shall be entitled to elect one director of the Company, and all preferred and common voting together as a class shall be entitled to elect the remaining directors. The Company currently has a board comprised of five (5) directors. In addition, an affirmative vote of the majority of the preferred stockholders is required for various corporate actions, including amending the Company’s articles of incorporation relating to the preferred shares, selling the Company, or paying cash dividends.

20 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

Redemption of the Series B, Series C, Series D, Series E, and Series F preferred shares is mandatory, at the election of the holders, at $1.18, $2.95, $8.55, $6.27, and $6.27 per share, respectively, plus any declared but unpaid dividends in three annual installments commencing December 31, 2005, if not previously converted or otherwise redeemed. The commitment for future redemptions of the Series B, Series C, Series D, Series E, and Series F preferred shares outstanding at December 31, 2001 is $16,041 in each of the years ending December 31, 2005, 2006, and 2007. The Series A preferred shares are not redeemable.

In the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company or in the event of a sale of the Company’s assets or a merger with another corporation, the holders of the Company’s shares of preferred stock are entitled to receive the following amounts per share, subject to adjustment for certain future events, plus an amount equal to declared but unpaid dividends on such shares in the following order of priority: (1) Series F, $18.81 per share; (2) Series E, $6.27 per share; (3) Series D, $8.55 per share; (4) Series C, $2.95 per share; and (5) Series B, $1.18 per share, respectively, before any distribution is made with respect to Series A and the common stock. The remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Series A preferred and common shares pro rata based on the number of shares of common stock held (assuming conversion of all Series A preferred shares).

(b)	Issuance of Series B Preferred Stock

In December 1998, the Company issued 4,322,035 shares of Series B preferred stock on receipt of a venture capital equity investment of $5,100. The Series B preferred shares are reflected net of unamortized issuance costs of $158 at December 31, 2001.

(c)	Issuance of Series C Preferred Stock

In October 1999, the Company issued 2,071,056 shares of Series C preferred stock on receipt of a venture capital equity investment of $6,100. The Series C stock purchase agreement provided for an additional 679,035 shares to be sold for $2,000 at the Company’s option. This option was exercised by the Company in March 2000. The Series C preferred shares are reflected net of unamortized issuance costs of $24 at December 31, 2001.

The conversion terms of the Series C preferred stock allow the preferred shares to be immediately converted into common stock, which had a higher deemed value on the date of sale. As a result, the preferred shares included a beneficial conversion feature. As of the issue date, the Company allocated $2,000 to the beneficial conversion feature, resulting in an additional $2,000 in accretion for the year ended December 31, 2000.

(d)	Issuance of Series D Preferred Stock

In June 2000, the Company issued 918,327 shares of Series D preferred stock on receipt of a venture capital equity investment of $7,853, at approximately $8.55 per share and an additional 1,131,297 shares valued at $9,674 to Accenture for noncash consideration (see note 4). The Series D preferred shares are reflected net of unamortized issuance costs of $31 at December 31, 2001.

21 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

As a result of the sale of Series E preferred shares at a price below the conversion price of the Series D preferred stock, the conversion ratio of the Series D preferred stock was adjusted so that the holders of Series D preferred stock would receive an additional 745,645 shares of common stock, in accordance with their full ratchet anti-dilution protection then in effect. The adjusted conversion terms of the Series D preferred stock allow the preferred shares to be immediately converted into common stock, which had a higher deemed value on the date of the Series D transaction. As a result, the preferred shares have been deemed to include a beneficial conversion feature for the difference between the original deemed common stock value of $8.10 and the new price of $6.27 applied to the 2,795,269 shares of common stock to be issued on conversion. As of the issue date, the Company allocated approximately $5,100 to the beneficial conversion feature, resulting in additional $5,100 in accretion for the year ended December 31, 2000.

(e)	Issuance of Series E Preferred Shares

In September 2000, the Company issued 1,594,896 shares of Series E preferred stock on the receipt of $10,000 in cash. The Series E preferred shares are reflected net of unamortized issuance costs of $66 at December 31, 2001. The conversion terms of the Series E preferred stock allow the preferred shares to be immediately converted into common stock, which had a higher deemed value on the date of the transaction. As a result, the preferred shares had a beneficial conversion feature for the difference between deemed price of the common stock and the purchase price of $6.27. As of the issue date, the Company allocated $5,950 to the beneficial conversion feature, resulting in an additional $5,950 in accretion for the year ended December 31, 2000. The Series E preferred shares are reflected net of unamortized issuance costs of $66 at December 31, 2001.

(f)	Issuance of Series F Preferred Shares

In May 2001, the Company issued 1,179,815 shares of Series F preferred stock on receipt of cash of $7,397. The Series F preferred shares are subject to full ratchet anti-dilution protection.

In connection with the issuance of Series F preferred stock, the Company issued warrants for 294,955 shares of common stock exercisable at $0.10 per share. These warrants expire four years from the date of issuance. Using the fair value method prescribed in SFAS No. 123, the fair value of the warrants was determined to be $911, which is recorded as an original issue discount and is being accreted ratably over the contractual life of the warrant. The following assumptions were used to calculate the value of the warrants: dividend yield of 0%, risk-free interest rate of 4.0%, expected life equal to the contractual life of four years, and volatility of 100%.

The Series F preferred shares are reflected net of unamortized issuance costs and warrant costs of $845 at December 31, 2001.

(g)	A Summary of the Redeemable Preferred Stock Activity is presented below:

	Series B		Series C		Series D		Series E		Series F
	preferred stock		preferred stock		preferred stock		preferred stock		preferred stock

	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, December 31,
2000	4,322,035	$4,902	2,750,091	$8,070	2,049,624	$17,487	1,594,896	$9,918	--	$ --
Issuance of Series F at
$6.27 per share in
May 2001 net of issuance
costs of $74 and estimated
value of warrants of $911	--	--	--	--	--	--	--	--	1,179,815	6,412
Accretion of preferred
stock and Series F warrants	--	40	--	6	--	8	--	16	--	140

Balance, December 31,
2001	4,332,035	$4,942	2,750,091	$8,076	2,049,624	$17,495	1,594,896	$9,934	1,179,815	$6,552

22 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(h)	Stock Option Plan

The Company’s 1999 Stock Option Plan (the Plan) provides for the issuance of both incentive and nonqualified stock options. The incentive options allow the holder to purchase shares of the Company’s common stock at stated prices, as determined by the board of directors on the date of the grant. For incentive stock options granted to holders of more than 10% of the outstanding common stock, the option price at the date of the grant must be at least equal to 110% of the fair market value of the stock. After giving effect to a 1,500,000 increase in the number of shares issuable under option grant in conjunction with the April 2002 Series G funding, the Plan provides for the issuance of up to 6,945,000 shares on exercise of options granted under the Plan. Generally, options granted to employees vest over a four-year period and expire ten years from the date of grant.

A summary of activity of the Plan is presented below:

	Shares	Weighted average exercise price	Range of exercise prices

Outstanding, December 31, 2000	4,217,805	$ 3.29	1.00-7.32
Granted above fair market value	1,221,000	6.27	6.27
Forfeited	(709,163)	3.70	1.00-6.27
Exercised	(306,830)	1.18	1.00-6.27

Outstanding December 31, 2001	4,422,812	4.19	1.00-7.32

The following table summarizes information about stock options outstanding under the Plan at December 31, 2001:

	Options outstanding			Options exercisable

		Weighted
		average	Weighted		Weighted
Range of		remaining	average		average
exercise	Number	contractual	exercise	Number	exercise
price	oustanding	life	price	exercisable	price

$1.00-1.25	1,585,429	7.59	$1.03	1,467,702	$1.05
2.25-3.75	178,084	7.85	2.80	95,915	2.75
4.69-7.32	2,659,299	9.02	6.17	712,245	6.12

	4,422,812			2,275,862

There were no stock options granted in the year ended December 31, 2001 below fair market value. Stock compensation expense of approximately $1,196 was recognized during the year ended December 31, 2001 for stock options granted in prior years below fair market value. Such compensation is considered deferred compensation and amortized over the vesting periods, which range from two to four years. This compensation is recognized on an accelerated basis using the model presented in paragraph 24 of FIN No. 28. Accordingly, amortization for a two-year option would be 75% and 25% in years one and two, respectively. Amortization for a four-year option would be 52%, 27%, 15%, and 6% in years one, two, three, and four, respectively.

23 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

Had compensation cost for the Company’s stock plan been determined based on the minimum value at the grant date consistent with the provisions of SFAS No. 123, the Company’s net loss applicable to common stockholders and net loss per share would have been increased to the pro forma amounts indicated below:

Net loss applicable to common stockholders:
As reported	$ (13,300)
Pro forma	(13,348)
Basic and diluted net loss per common share:
As reported	(1.16)
Pro forma	(1.16)

The minimum value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended December 31, 2001: dividend yield of 0%; risk-free interest rate of 4.0%; and expected lives of five years. Volatility factors are not applicable to nonpublic companies for these fair value calculations.

(i)	Warrants and Options to Nonemployees

The Company issued options to contractors for 34,000 and 14,222 shares of common stock during the year ended June 30, 1999 and the six months ended December 31, 1999, respectively. There were no options issued to contractors during the year ended December 31, 2001. The options were issued in exchange for future services and originally vested over two to four years. Options for 48,222 shares of common stock were outstanding and exercisable at December 31, 2001, with a weighted average exercise price of $1.81 per share.

The weighted average fair value of the options granted in exchange for the contractor services in the year ended June 30, 1999 was $38, or $1.13 per share, using the Black-Scholes model and $3 was amortized as stock-based compensation. The following weighted average assumptions were used for the year ended June 30, 1999: dividend yield of 0%, risk-free interest rate of 6.0%, expected life equal to the contractual life of ten years, and volatility of 60%.

Because the options had not been fully earned or vested, the fair value of the options for 34,000 and 14,222 shares of common stock was re-measured in accordance with EITF 96-18 on September 30, 1999 and December 31, 1999 and valued at $1.94 and $4.30 per share, respectively. As a result, an additional $22 was recognized as stock-based compensation expense in the six months ended December 31, 1999. The following weighted average assumptions were used for the six months ended December 31, 1999: dividend yield of 0%, risk-free interest rate of 6.5%, expected life equal to the contractual life of 9.5 years, and volatility of 60%.

The options were fully vested by the board of directors on March 31, 2000 and the fair value of the options was re-measured in accordance with EITF 96-18 and valued at $6.50 per share. An additional $242 was recognized as stock-based compensation in the year ended December 31, 2000 for the remaining amortization. The following weighted average assumptions were used for the year ended December 31, 2000: dividend yield of 0%, risk-free interest rate of 6.5%, expected life equal to the contractual life of nine years, and volatility of 60%.

In March 2000, the Company issued warrants to purchase 9,940 shares of common stock at $5.86 per share in connection with the receipt of long-term debt (see note 6). The warrants were immediately exercisable and expire seven years from the date of issuance.

24 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

In June 2000, the Company issued warrants to purchase 12,500 shares of common stock at $4.00 per share to a vendor from which the Company licenses certain software. The Company’s scope of use of the license and the terms of the original contract were disputed by the vendor. The warrants issued to the vendor were in consideration for waiving claims to prior license and maintenance fees and for ongoing use of the license. The warrants were immediately exercisable and expire in seven years. The fair value of the warrants granted was calculated using the Black-Scholes valuation model and $79 was recognized as expense in the year ended December 31, 2000. The following assumptions were used for the calculation of the warrant value: dividend yield of 0%, risk-free interest rate of 6.5%, expected life equal to the contractual life of seven years, and volatility of 60%.

In June 2000, the Company issued warrants to purchase 51,020 shares of common stock at $5.86 per share in connection with the revolving credit facility (see note 6). The warrants were immediately exercisable and expire seven years from the date of issuance.

In June 2000, the Company issued warrants to purchase 1,158,112 shares of common stock at $5.00 per share in connection with the Strategic Alliance and Marketing Agreement (see note 4). The warrants are exercisable in five years, although acceleration will occur if certain revenue goals are met, and expire in seven years from the date of issuance.

In July 2000, the Company issued warrants to purchase 5,841 shares of common stock at $8.56 per share in connection with the increase to the leaseline (see note 6). The warrants were immediately exercisable and expire seven years from the date of issuance.

In June 2001, the Company issued warrants to purchase 15,949 shares of common stock at $6.27 per share in connection with the revolving credit facility (see note 6). The warrants were immediately exercisable and expire seven years from the date of issuance.

At December 31, 2001, the Company has warrants and options outstanding to nonemployees to purchase 1,555,612 shares of its common stock at a weighted average price of $3.99.

(9)	Employee Benefit Plans

The Company’s subsidiary in the United States of America maintains a profit sharing plan which is intended to qualify under Section 401(k) of the Internal Revenue Code. Participation in the plan is voluntary, and all company-matching contributions are discretionary and determined monthly. In addition, three executives of the Company are entitled to receive additional amounts to compensate them for the value of benefits they would have been entitled to had they not moved to the United States of America from the United Kingdom. Total expense for the 401(k) plan and other employer contributions charged to operations for the year ended December 31, 2001 were $315.

(10)	Income Taxes

The components of net loss was as follows:

Year ended December 31, 2001

United States	$(10,555)
International	(2,535)

$(13,090)

25 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

The differences between the expected ordinary federal income tax benefit to the actual income tax provided is primarily due to a valuation allowance for all deferred tax assets and net operating losses in certain tax jurisdictions, including the United States of America, and the taxable income in other tax jurisdictions.

At December 31, 2001, the Company had net operating loss carryforwards for U.S. income tax purposes of approximately $23,700. These net operating loss carryforwards start expiring in 2018 if not previously utilized. In addition, at December 31, 2001, the Company had foreign net operating loss carryforwards of approximately $13,926, which can be carried forward indefinitely. A valuation allowance has been established to fully offset the Company’s net deferred tax assets, as realization is presently not more likely than not. Future utilization of available net operating loss carryforwards in the United States of America may be limited under Internal Revenue Code Section 382 due to significant changes in ownership.

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

Deferred Tax assets:
Net operating loss carryforwards	$ 13,467
Accounts receivable allowance	421
Vacation and other accruals	723
Deferred revenue	235
Depreciation	120
Deferred stock-based compensation	1,619
Other	185

Total net deferred tax assets	16,770
Valuation allowance	(16,770)

Total net deferred income taxes	$ --

26 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(11)	Segment and Geographic Areas

The Company operates in one industry segment, the development and marketing of computer software and related services. The following table presents a summary of the revenue and long-lived assets summary of the Company by geographic region:

Year ended December 31, 2001

Revenues:
United States:
License	$16,831
Service and maintenance	15,761

Total	32,592

United Kingdom:
License	7,127
Service and maintenance	8,835

Total	15,962

Rest of world:
License	1,102
Service and maintenance	1,553

Total	2,655

Consolidated	$51,209

December 31, 2001

Long-lived assets, including intangibles:
United States:	$9,433
United Kingdom	1,145
Rest of world	699

Consolidated	$11,277

(12)	Related Party Transactions

In February 2000, the Company acquired Business Budget Management Solutions Pty Limited (see note 3). The sole stockholder of the acquired business is the brother of the Company’s CEO. At the date of acquisition, there was a $71 loan receivable from the brother of the Company’s CEO. This amount was paid in full in March 2002.

The Company paid 3i Group plc, a stockholder of the Company, monitoring fees of approximately $45 during the year ended December 31, 2001.

As disclosed in note 8, in December 1998, October 1999, March 2000, June 2000, September 2000, and May 2001, the Company issued preferred stock in exchange for cash to stockholders owning 10% or more of the shares of the Company.

27 of 45

ADAYTUM, INC.
Notes to Consolidated Financial Statements
Year ended December 31, 2001
(in thousands, except for share and per share amounts)

(13)	Subsequent Event – Issuance of Series G Preferred Shares

In April 2002, the Company raised $11,141 via the sale and issuance of 2,834,833 shares of Series G preferred stock at a price of $3.93 per share. Under the terms of the Series G stock purchase agreement, the Company was authorized to use approximately $2,000 of the Series G net proceeds to purchase outstanding common shares of the Company held by certain shareholders at $3.00 per share. In April 2002, the Company repurchased approximately 670,000 common shares outstanding. After giving effect to Series G offering cost and this purchase of common shares, the net proceeds from the Series G preferred stock sale available to the Company to fund its ongoing working capital and capital equipment needs is approximately $9,100. Under the terms of the Series G stock purchase agreement, the Company may sell up to an additional $3,000 in Series G preferred stock prior to July 31, 2002 to new or existing investors.

The Series G per-share price of $3.93 triggered certain anti-dilution provisions of the Series D, Series E, and Series F preferred shares and the warrants issued to Silicon Valley Bank. As a result, the conversion price of the Series D, Series E, and Series F preferred shares were adjusted to $6.133, $6.133, and $4.638, which will result in 512,750 additional common shares to be issued on conversion of the Series D, Series E, and Series F preferred shares. Also, an additional 25,169 common shares will be issuable to Silicon Valley Bank on exercise of its warrants in accordance with the anti-dilution provisions of these warrants as triggered by the Series G transaction. No other anti-dilution provisions were affected by the Series G transaction. As part of the Series G transaction, the anti-dilution provisions of the Series E and Series F classes of preferred shares were modified from full ratchet to weighted average anti-dilution protection.

The Series G preferred stock has rights substantially the same as those for the Series B, Series C, Series D, Series E, and Series F preferred shares (as described in note 8). In the event the Company executes an underwritten public offering for less than $7.86 per share, then the 1:1 conversion ratio will be adjusted by a ratio determined by $7.86 divided by the effective public offering price. If the Company executes an underwritten public offering for more than $7.86 per share or no underwritten public offering event occurs, the conversion ratio will be one common share for each share of Series G preferred stock. The Series G preferred shares will be subject to weighted average anti-dilution protection. Redemption of Series G preferred shares is mandatory at the election of the holders at $3.93 per share, plus any declared but unpaid dividends in three annual installments commencing December 31, 2005.

28 of 45

ADAYTUM, INC.
Consolidated Balance Sheets
(in thousands, except for share and per share amounts)

	September 30, 2002	December 31, 2001

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 10,613	$ 3,867
Accounts receivable, net	11,863	11,565
Other current assets	3,517	1,760

Total current assets	25,993	17,192
Property and equipment, net	3,531	3,989
Goodwill	565	532
Intangible assets	5,265	6,756

Total assets	$ 35,354	$ 28,469

Liabilities, Convertible Redeemable Preferred Stock, and Stockholders' Deficit
Current liabilities:
Line of credit	$ 2,652	$ 1,826
Current portion of long-term debt	184	1,369
Accounts payable	2,043	1,706
Accrued expenses	3,031	3,935
Deferred revenue	9,980	8,518

Total current liabilities	17,890	17,354
Long-term debt, less current portion	483	239

Total liabilities	18,373	17,593

Commitments
Convertible redeemable preferred stock:
Series B, convertible redeemable preferred stock; $0.01 par value. 4,350,000 shares authorized; 4,322,035 shares issued and outstanding, net of unamortized issuance costs, with a liquidation preference of $5,100	4,971	4,942
Series C, convertible redeemable preferred stock; $0.01 par value. 2,750,100 shares authorized; 2,750,091 shares issued and outstanding, net of unamortized issuance costs, with a liquidation preference of $8,100	8,080	8,076
Series D, convertible redeemable preferred stock; $0.01 par value. 2,049,624 shares authorized, issued, and outstanding, net of unamortized issuance costs, convertible into 2,795,269 common shares, with a liquidation preference of $17,527	17,501	17,495
Series E, convertible redeemable preferred stock; $0.01 par value. 1,595,000 shares authorized; 1,594,896 shares issued and outstanding, net of unamortized issuance costs, with a liquidation preference of $10,000	9,947	9,934
Series F, convertible redeemable preferred stock; $0.01 par value. 1,179,815 shares authorized, issued, and outstanding, net of unamortized issuance costs and original issue discount of related warrants, with a liquidation preference of $22,192	6,710	6,552
Series G, convertible redeemable preferred stock; $0.01 par value. 3,598,191 shares authorized; 2,834,833 shares issued and outstanding, net of unamortized issuance costs, with a liquidation preference of $11,141	11,046	-

Total convertible redeemable preferred stock	58,255	46,999

Stockholders' deficit:
Series A convertible preferred stock; $0.01 par value. 1,544,000 shares authorized, issued, and outstanding	15	15
Common stock, $0.01 par value. Authorized 50,000,000 shares; 11,078,765 and 11,647,662 shares issued and outstanding	111	117
Additional paid-in capital	14,192	16,309
Deferred stock-based compensation	(2,345)	(4,874)
Stock subscription receivable	-	(240)
Accumulated deficit	(52,938)	(46,995)
Accumulated other comprehensive loss	(309)	(455)

Total stockholders' deficit	(41,274)	(36,123)

Total liabilities, convertible redeemable preferred stock, and stockholders' deficit	$ 35,354	$ 28,469

See accompanying notes to consolidated financial statements.

29 of 45

ADAYTUM, INC.
Consolidated Statements of Operations
(in thousands, except for share and per share amounts)
(Unaudited)

	Nine months ended September 30,
	2002	2001

Revenues:
License	$ 17,640	$ 17,761
Service and maintenance	25,065	19,309

Total revenues	42,705	37,070

Cost of revenues:
License	397	520
Service and maintenance (1)	12,230	9,979

Total cost of revenues	12,627	10,499

Gross profit	30,078	26,571

Operating expenses:
Sales and marketing (2)	21,821	22,945
Research and development (2)	5,585	5,201
General and administrative (2)	3,852	4,476
Nonrecurring charges	518	286
Amortization of intangible assets	1,491	1,661
Stock-based compensation	2,395	2,774

Total operating expenses	35,662	37,343

Loss from operations	(5,584)	(10,772)

Other income (expense):
Interest income	146	124
Interest expense	(496)	(601)

Total other income (expense)	(350)	(477)

Loss before income taxes	(5,934)	(11,249)
Income tax expense	9	-

Net loss	(5,943)	(11,249)
Accretion on preferred stock and warrants	223	150

Net loss applicable to common stockholders	$ (6,166)	$ (11,399)

Basic and diluted net loss per common share	$ (0.57)	$ (0.98)

Shares used in computing basic and diluted net loss per common share	11,077,685	11,585,761

1) Includes noncash, stock-based compensation	$ 134	$ 294

2) Excludes noncash, stock-based compensation as follows:
Sales and marketing	$ 2,255	$ 2,472
Research and development	70	151
General and administrative	70	151

	$ 2,395	$ 2,774

See accompanying notes to consolidated financial statements.

30 of 45

ADAYTUM, INC.
Consolidated Statements of Cash Flows
(in thousands, except for share and per share amounts)
(Unaudited)

	Nine months ended September 30,
	2002	2001

Cash flows from operating activities:
Net loss	$ (5,943)	$ (11,249)
Noncash adjustments to reconcile net loss to let cash used in operating activities:
Provision for doubtful accounts	225	360
Depreciation and amortization	2,675	2,913
Compensation related to common stock, stock options, and warrants	2,529	3,173
Shares issued for services	-	190
Interest expense related to warrants	39	132
Changes in operating assets and liabilities:
Accounts receivable	(323)	(4,915)
Other assets	(1,747)	(199)
Accounts payable	337	8
Accrued expenses	(855)	(292)
Deferred revenue	1,310	1,490

Net cash used in operating activities	(1,753)	(8,389)

Cash flows from investing activities:
Additions to property and equipment	(759)	(2,128)
Purchase of marketable securities	-	(3,983)
Proceeds from sale of marketable securities	-	9,232

Net cash provided by (used in) investing activities	(759)	3,121

Cash flows from financing activities:
Increase in line of credit	826	975
Proceeds from issuance of long-term debt	313	819
Payments on long-term debt	(1,254)	(926)
Proceeds from exercise of stock options	25	362
Change in common stock subscription receivable	240	(145)
Proceeds from sale of Series F preferred stock	-	7,323
Proceeds from sale of Series G preferred stock	11,034	-
Repurchase of common shares with proceeds from sale of Series G preferred stock	(1,926)	-

Net cash provided by financing activities	9,258	8,408

Net increase in cash and cash equivalents	6,746	3,140
Cash and cash equivalents at beginning of period	3,867	1,452

Cash and cash equivalents at end of period	$ 10,613	$ 4,592

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$ 472	$ 601
Cash paid during the period for taxes	9	-
Supplemental disclosures of noncash investing and financing activities:
Long-term debt incurred for property and equipment	$ 313	$ 418
Accretion of preferred stock and warrants	223	150

See accompanying notes to consolidated financial statements.

31 of 45

ADAYTUM, INC.
Condensed notes to Consolidated Financial Statements
(in thousands, except for share and per share amounts)
(Unaudited)

(1)	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by Adaytum, Inc. (the Company) in United States (U.S.) dollars and in accordance with generally accepted accounting principles (GAAP) in the U.S. with respect to interim financial statements, applied on a consistent basis. Accordingly, they do not include all of the information and notes required for compliance with GAAP in the U.S. for annual financial statements. These unaudited condensed notes to the consolidated financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2001.

The preparation of these unaudited consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. In the opinion of Management, these unaudited consolidated financial statements reflect all adjustments (which include only normal, recurring adjustments) necessary to state fairly the results for the periods presented. Actual results could differ from these estimates and the operating results for the interim periods presented are not necessarily indicative of the results expected for the full year.

(2)	Revenue Recognition

Revenues are derived from licenses of the Company’s software, as well as software maintenance and support, training, and consulting services. The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9.

Revenues derived from software licenses are recognized when both parties sign a license agreement, the fee is fixed or determinable, collection is probable, and delivery of the software has occurred. The Company uses the residual method to recognize revenue when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If evidence of the fair value of the undelivered elements does not exist, all revenue is deferred until sufficient evidence exists or all elements have been delivered.

Maintenance and support revenues are deferred and recognized ratably over the term of the contract, which is typically 12 months. Revenues from training and consulting services are recognized when the services are performed.

(3)	Goodwill

During the nine months ended September 30, 2002 there were no additions to the Company’s goodwill. The change in goodwill from December 31, 2001 is the result of changes in exchange rates.

Under Statement of Financial Accounting Standards Board’s (FASB) Statement 142, Goodwill and Other Intangible Assets (SFAS 142), which the Company implemented January 1, 2002, goodwill will no longer be amortized but will be subject to an annual impairment test. No impairment charges were recognized upon adoption. Impairment adjustments recognized after adoption, if any, generally are required to be recognized as operating expenses, captioned in general and administrative expenses.

32 of 45

ADAYTUM, INC.
Condensed notes to Consolidated Financial Statements
(in thousands, except for share and per share amounts)
(Unaudited)

If the non-amortization provision of SFAS Nos. 142 had been in effect beginning January 1, 2001 the effect would have been as follows:

	Nine months ended September 30, 2002	Nine months ended September 30, 2001

Reported net loss	$(5,943)	$(11,249)
Goodwill amortization	—	168

Adjusted net loss	$(5,943)	$(11,081)

(4)	Intangible Assets

	As at September 30, 2002		As at December 31, 2001

	Cost	Accumulated Amortization	Cost	Accumulated Amortization	Amortization Rate

Accenture Strategic Alliance	$ 9,674	$ 4,434	$ 9,674	$ 2,983	5 years, straight- line
Acquired Customer Base	166	141	166	101	3 years, straight-line

	9,840	$4,575	9,840	$3,084

	(4,575)		(3,084)

Net book value	$ 5,265		$ 6,756

Amortization of intangible assets was $1,491 and $1,493 in the nine months ended September 30, 2002 and 2001, respectively. The estimated future amortization expense related to intangible assets is as follows:

Q4, 2002	$ 498
2003	1,945
2004	1,935
2005	887
(5)	Income Taxes

The Company provides for income taxes in its quarterly unaudited financial statements based on the estimated effective tax rate for the full fiscal year.

33 of 45

ADAYTUM, INC.
Condensed notes to Consolidated Financial Statements
(in thousands, except for share and per share amounts)
(Unaudited)

(6)	Comprehensive Income

Comprehensive income includes net loss and other comprehensive income (OCI). OCI refers to changes in net assets from transactions and other events, and circumstances other than transactions with stockholders. These changes are recorded directly as a separate component of Stockholders’ Deficit and excluded from net income. The only other comprehensive income item for the Company relates to foreign currency translation adjustments pertaining to those subsidiaries not using the U.S. dollar as their functional currency net of derivative gains or losses.

The components of comprehensive loss were as follows:

	Nine months ended September 30, 2002	Nine months ended September 30, 2001

Net loss	$(5,943)	$(11,249)
Other comprehensive income (expense):
Foreign currency translation adjustments	140	265

Comprehensive loss	$(5,803)	$(10,984)

(7)	Issuance of Series G Preferred Shares

In April 2002, the Company raised $11,141 via the sale and issuance of 2,834,833 shares of Series G preferred stock at a price of $3.93 per share. Under the terms of the Series G stock purchase agreement, the Company was authorized to use approximately $2,000 of the Series G net proceeds to purchase outstanding common shares of the Company held by certain shareholders at $3.00 per share. In April 2002, the Company repurchased approximately 670,000 common shares outstanding. After giving effect to Series G offering cost and this purchase of common shares, the net proceeds from the Series G preferred stock sale available to the Company to fund its ongoing working capital and capital equipment needs is approximately $9,100.

The Series G per-share price of $3.93 triggered certain anti-dilution provisions of the Series D, Series E, and Series F preferred shares and the warrants issued to Silicon Valley Bank. As a result, the conversion price of the Series D, Series E, and Series F preferred shares were adjusted to $6.133, $6.133, and $4.638, which will result in 512,750 additional common shares to be issued on conversion of the Series D, Series E, and Series F preferred shares. Also, an additional 25,169 common shares will be issuable to Silicon Valley Bank on exercise of its warrants in accordance with the anti-dilution provisions of these warrants as triggered by the Series G transaction. No other anti-dilution provisions were affected by the Series G transaction. As part of the Series G transaction, the anti-dilution provisions of the Series E and Series F classes of preferred shares were modified from full ratchet to weighted average anti-dilution protection.

The Series G preferred stock has rights substantially the same as those for the Series B, Series C, Series D, Series E, and Series F preferred shares. In the event the Company executes an underwritten public offering for less than $7.86 per share, then the 1:1 conversion ratio will be adjusted by a ratio determined by $7.86 divided by the effective public offering price. If the Company executes an underwritten public offering for more than $7.86 per share or no underwritten public offering event occurs, the conversion ratio will be one common share for each share of Series G preferred stock. The Series G preferred shares will be subject to weighted average anti-dilution protection. Redemption of Series G preferred shares is mandatory at the election of the holders at $3.93 per share, plus any declared but unpaid dividends in three annual installments commencing December 31, 2005.

34 of 45

ADAYTUM, INC.
Condensed notes to Consolidated Financial Statements
(in thousands, except for share and per share amounts)
(Unaudited)

(8)	Subsequent Event

On January 10, 2003, subsequent to the quarter ended September 30, 2002, the Company was acquired by Cognos Inc. (“Cognos”). The Company entered into an Agreement and Plan of Reorganization dated December 19, 2002 (the “Merger Agreement”). The total merger consideration is approximately $157 million, after adjustments provided for in the Merger Agreement. In addition, Cognos assumed certain stock options that were outstanding under the Company’s stock option plan.

(9)	Reclassification

Certain of the prior year’s comparative figures have been reclassified in order to conform to the presentation adopted in the current period.

35 of 45

(b)	Pro Forma Financial Information

On January 10, 2003 Cognos completed the acquisition of privately held Adaytum, Inc. (“Adaytum”) a leading global provider of enterprise performance planning software. Cognos entered into an Agreement and Plan of Reorganization dated December 19, 2002 (the “Merger Agreement”). The total merger cash consideration was approximately $157.1 million, after adjustments provided for in the Merger agreement. In addition Cognos assumed certain stock options that were outstanding under Adaytum’s stock option plan, with a fair value of $8.4 million. We estimate the direct costs related to the acquisition to be $6.6 million.

The following unaudited combined condensed pro forma financial statements are presented to illustrate the merger of the historical financial position and operating results of Cognos and Adaytum, after giving effect to the acquisition of Adaytum. For accounting purposes, the acquisition has been accounted for as a purchase in accordance with Financial Accounting Standards Board Statement No. 141 “Business Combinations”. The assumptions and adjustments used to effect the accounting are provided in the accompanying notes to the unaudited combined condensed pro forma financial information.

36 of 45

Unaudited Combined Condensed Pro Forma
Statements of Operations of Cognos Incorporated and Adaytum, Inc.
(US$000s except share amounts, U.S. GAAP)

	Historical

	Cognos Inc. Year ended February 28, 2002	Adaytum Inc.[4] Year ended December 31, 2001	Pro Forma[3] Adjustments		Combined Pro Forma

REVENUE
License	$ 228,255	$ 25,061			$ 253,316
Support	175,636	9,548			185,184
Services	87,411	16,600			104,011

Total revenue	491,302	51,209			542,511

OPERATING EXPENSES
Cost of product license	3,609	958			4,567
Cost of product support	16,576	1,591			18,167
Selling, general, and administrative	343,276	53,615	4,815	2m	397,141
			(1,801	)2o
			(2,764	)2q
Research and development	74,614	6,789			81,403
Special charges	33,440	721			34,161

Total operating expenses	471,515	63,674	250		535,439

Operating income (loss)	19,787	(12,465)	(250)		7,072
Interest expense	(540)	(784)			(1,324)
Interest income	8,922	159	(5,696	)2p	3,385

Income (loss) before taxes	28,169	(13,090)	(5,946)		9,133
Income tax provision	8,761	--	(1,926	)2n	4,932
			(1,903	)2r	--

Net income (loss)	19,408	(13,090)	(2,117)		4,201
Accretion on preferred stock and warrants	--	210	(210	)2s	--

Net income (loss) applicable to common shareholders	$ 19,408	$(13,300)	$ (1,907)		$ 4,201

NET INCOME (LOSS) PER SHARE
Basic	$0.22	$ (1.16)			$ 0.05

Diluted	$0.21	$ (1.16)			$ 0.05

WEIGHTED AVERAGE NUMBER OF SHARES (000s)
Basic	87,807	11,489			87,807

Diluted[5]	90,461	11,489			90,461

The Combined Condensed Pro forma Financial Statements are prepared on the basis set out in the accompanying notes.

37 of 46

Unaudited Combined Condensed Pro Forma
Statements of Operations of Cognos Incorporated and Adaytum, Inc.
(US$000s except share amounts, U.S. GAAP)

	Historical

	Cognos Inc. Nine months ended November 30, 2002	Adaytum Inc.[4] Nine months ended September 30, 2002	Pro Forma[3] Adjustments		Combined Pro Forma

REVENUE
License	$ 167,097	$ 17,640			$ 184,737
Support	152,269	9,194			161,463
Services	67,942	15,871			83,813

Total revenue	387,308	42,705	--		430,013

OPERATING EXPENSES
Cost of product license	2,170	397			2,567
Cost of product support	14,682	1,245			15,927
Selling, general, and administrative	253,677	40,474	3,611	2m	294,298
			(1,391	)2o
			(2,073	)2q
Research and development	56,991	5,655			62,646
Special charges	--	518	--		518

Total operating expenses	327,520	48,289	147		375,956

Operating income (loss)	59,788	(5,584)	(147)		54,057
Interest expense	(442)	(496)			(938)
Interest income	4,741	146	(2,356	)2p	2,531

Income (loss) before taxes	64,087	(5,934)	(2,503)		55,650

Income tax provision	20,508	9	(1,445	)2n	18,271
			(801	)2r

Net income (loss)	43,579	(5,943)	(257)		37,379
Accretion on preferred stock and warrants	--	223	(223	)2s	--

Net income (loss) applicable to common
shareholders	$ 43,579	$(6,166)	$ (34)		$ 37,379

NET INCOME (LOSS) PER SHARE
Basic	$0.50	$ (0.57)			$ 0.43

Diluted	$0.48	$ (0.57)			$ 0.41

WEIGHTED AVERAGE NUMBER OF SHARES (000s)
Basic	87,916	11,078			87,916

Diluted [5]	90,487	11,078			90,487

The Combined Condensed Pro forma Financial Statements are prepared on the basis set out in the accompanying notes.

38 of 45

Unaudited Combined Condensed Pro Forma
Balance Sheets of Cognos Incorporated and Adaytum, Inc.
(US$000s, U.S. GAAP)

	Historical

	Cognos Inc. November 30, 2002	Adaytum Inc.[4] September 30, 2002	Pro Forma[3] Adjustments		Combined Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$176,542	$ 10,613	$(157,094	)2a	$ 30,061
Short-term investments	161,561	--			161,561
Accounts receivable	102,397	14,024			116,421
Inventory	566	--			566
Prepaid expenses	6,285	1,356	(167	)2f	7,474
Deferred tax assets	5,759	--	4,562	2i	10,321

	453,110	25,993	(152,699)		326,404
Fixed assets	58,586	3,531	(601	)2f	61,516
Goodwill	15,523	565	(565	)2f	167,436
			151,913	2l
Intangible assets	3,262	5,265	(3,946	)2f	31,281
			26,700	2g

	$530,481	$ 35,354	$ 20,802		$586,637

LIABILITIES
Current Liabilities
Line of credit	$ --	$ 2,652	$		$ 2,652
Accounts payable	22,678	2,043			24,721
Accrued charges	25,771	1,973	6,571	2c	42,524
			3,802	2d
			2,084	2e
			2,323	2f
Salaries, commissions and related items	39,780	1,058	3,889	2d	44,727
Income taxes payable	2,936	--			2,936
Current portion of long-term debt	--	184			184
Deferred revenue	99,607	9,980			109,587

	190,772	17,890	18,669		227,331
Long-term debt	--	483			483
Long-term obligation	3,440	--			3,440
Deferred income taxes	6,687	--	10,680	2h	17,367

	200,899	18,373	29,349		248,621
Convertible redeemable preferred stock	--	58,255	(58,255	)2j	--
SHAREHOLDERS' EQUITY (DEFICIT)	329,582	(41,274)	8,434	2b	338,016
			41,274	2k	--

	$530,481	$ 35,354	$ 20,802		$586,637

The Combined Condensed Pro forma Financial Statements are prepared on the basis set out in the accompanying notes.

39 of 45

Notes to Unaudited Combined Condensed Pro Forma Financial Statements

1.	Basis of Presentation

The unaudited combined condensed pro forma statements of operations for the periods ended February 28, 2002, and November 30, 2002 give effect to the acquisition as if it occurred March 1, 2001. The unaudited consolidated condensed pro forma balance sheet as at November 30, 2002 gives effect to the acquisition as if it occurred as at November 30, 2002.

Cognos’fiscal period ends the last day of February, whereas Adaytum’s fiscal period ends December 31st. Cognos’ fiscal period is used for the presentation of unaudited pro forma combined financial statements in accordance with United States Securities and Exchange Commission Regulation S-X “Regulation S-X”. As permitted by Regulation S-X the unaudited combined condensed pro forma statement of operations for the year ended February 28, 2002 has been prepared by combining Cognos’ consolidated statement of income for the fiscal year ended February 28, 2002 with the statement of operations of Adaytum for the year ended December 31, 2001. Similarly the unaudited combined condensed pro forma statement of operations for the nine months ended November 30, 2002 has been prepared by combining Cognos’ unaudited consolidated statement of income for the nine months ended November 30, 2002 with the unaudited consolidated statement of operations of Adaytum for the nine months ended September 30, 2002. The unaudited combined condensed pro forma balance sheet as at November 30, 2002 has been prepared by combining Cognos’ unaudited consolidated balance sheet as at November 30, 2002 with Adaytum’s unaudited consolidated balance sheet as at September 30, 2002.

The unaudited combined condensed pro forma financial statements have been derived from, and should be read in conjunction with the historical consolidated financial statements, including notes thereto of each of Cognos and Adaytum. Cognos consolidated financial statements are included in Cognos’ Annual Report on 10-K and Quarterly Report on 10-Q filed with the SEC. Adaytum consolidated financial statements are included in this form 8-K/A under Item 7(a).

The unaudited combined condensed pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future.

2.	Pro forma adjustments and assumptions

The pro forma adjustments reflected in the unaudited combined condensed pro forma financial statements represent estimated values and amounts based on available information and do not reflect cost savings and synergies that management believes would have resulted had the acquisition been completed as of the dates indicated above. The allocation of the purchase price to the assets acquired and the liabilities assumed is preliminary and has not yet been completed. The actual adjustments that will result from the acquisition may differ materially from the adjustments presented in this form 8-K/A.

40 of 45

Notes to Unaudited Combined Condensed Pro Forma Financial Statements

The unaudited combined condensed pro forma Balance Sheet reflects the acquisition using the purchase method as at November 30, 2002. Subject to the results of operations, and changes in net assets through to January 10, 2003, the preliminary allocation of purchase price, is as follows ($000s):

Purchase Price Allocation:
Net Assets, at September 30, 2002	$ 16,981
Adjustments to book value of assets to reflect fair value of assets assumed:	(7,602)
Adjustments to recognize fair value of additional assets identified:
Intangible assets	26,700
Deferred tax liability on intangible assets	(10,680)
Deferred tax assets arising on purchase	4,562
Liabilities assumed:
Restructuring	(7,691)
Direct costs of the acquisition	(6,571)
Direct costs of the acquisition incurred by Adaytum	(2,084)
Excess purchase price over fair value of identified assets and liabilities	151,913

$ 165,528

Purchase Price:
Cash paid	$ 157,094
Fair value of options assumed	8,434

$ 165,528

Pro forma adjustments to the balance sheet:

a.	To adjust for the cash paid to the selling shareholders of Adaytum

b.	To adjustfor the fair value of options assumed by Cognos on the purchase of Adaytum

c.	To adjust for the accrual of estimated direct costs of the acquisition

d.	To adjust for the restructuring accrual of Adaytum

e.	To adjust for the accrual of estimated direct costs of the acquisition incurred by Adaytum

f.	To adjust book value of Adaytum assets to fair value

g.	To adjust for identified intangible assets acquired

h.	To adjust for deferred tax liability resulting from recognition of identified intangible assets

i.	To adjust for estimated deferred tax assets arising from the purchase

j.	To eliminate convertible redeemable preferred stock of Adaytum

k.	To eliminate shareholder’s equity of Adaytum

l.	To adjust for excess of purchase price over fair value of assets and liabilities identified – goodwill

Pro forma adjustments to the statements of operations:

m.	To adjust for amortization on identified intangible assets acquired

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Notes to Unaudited Combined Condensed Pro Forma Financial Statements

n.	To adjust for amortization of deferred tax liability resulting from recognition of identified intangible assets acquired

o.	To adjust for elimination of amortization expense associated with Adaytum's intangible assets written-down to fair value

p.	To adjust interest income for cash consideration paid

q.	To adjust for elimination of amortization expense associated with deferred stock based compensation eliminated

r.	Tax effect of the pro forma adjustments

s.	To adjust accretion of preferred stock and warrants subsequently eliminated

3.	Goodwill Amortization

Under Financial Accounting Standards Board’s Statement No. 142 “Goodwill and Other Intangible Assets”(SFAS No. 142) goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. SFAS No. 142 is applicable for all acquisitions consummated after June 30, 2001. Effective March 1, 2002, Cognos adopted SFAS No. 142. The pro forma statement of income for the year ended February 28, 2002 assumes the acquisition took place on March 1, 2001, prior to the applicability of SFAS No. 142. Further, during the year ended February 28, 2002 Cognos had not adopted SFAS No. 142. However, these unaudited combined condensed pro forma statements of operations do not include the amortization of goodwill related to the acquisition of Adaytum as such amortization is an expense that is not expected to have a continuing impact on our financial statements as goodwill will not be amortized under current generally accepted accounting principles, but rather will be subject to annual impairment tests.

4.	Financial Statement Classification

For pro forma purposes certain of Adaytum’s figures have been reclassified in order to conform to our financial statement presentation. This reclassification was necessary to facilitate the combination of our financial information with Adaytum’s.

5.	Pro Forma Earnings Per Share

The weighted average number of shares used to calculate the pro forma diluted earnings per share has not been adjusted for the options assumed on acquisition. The dilutive impact of the options that were “in-the-money” would have an immaterial impact on the pro forma earnings per share calculation.

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(c)	Exhibits

Exhibit No	Description
2.1	Agreement and Plan of Reorganization dated as of December 19, 2002, by and among Cognos Incorporated, Cognos Corporation, Argon Acquisition
Corp. and Adaytum, Inc. (previously filed with the Securities and
Exchange Commission on December 23, 2002 as Exhibit 2.1 to the Current
Report on Form 8-K of Cognos Incorporated, and incorporated herein by reference)
23.1	Consent of Independent Auditors

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED (Registrant)

Dated: March 11, 2003	By: /s/ Tom Manley Tom Manley Senior Vice President, Finance & Administration and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No	Description
2.1	Agreement and Plan of Reorganization dated as of December 19,
2002, by and among Cognos Incorporated, Cognos Corporation,
Argon Acquisition Corp. and Adaytum, Inc. (previously filed with the
Securities and Exchange Commission on December 23, 2002 as
Exhibit 2.1 to the Current Report on Form 8-K of Cognos
Incorporated, and incorporated herein by reference).
23.1	Consent of Independent Auditors